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Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.       )

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                         GAMES, INC.

(Name of Registrant as Specified in Charter)

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Information Statement

Games, Inc.

600 Vine Street, 4th Floor

Cincinnati, Ohio 45202

August 3, 2006

The Board of Directors of Games, Inc. (sometimes referred to herein as the “Company”) has decided it is in the best interest of the Company to change the name of the Company to reflect its new business plan.

These actions will be taken by the written consent of shareholders owning at least a majority of the issued and outstanding common stock of the Company.  The actions will be taken by written consent on or about August 24, 2006, 20 days after the mailing of this information statement.  Shareholders owning approximately 56% of the issued and outstanding common stock as of June 30, 2006, the record date for consent for the above corporate actions, have agreed to vote in favor of the above actions.  Therefore, as we have the support of a sufficient number of shares of common stock, we are not seeking proxies or consents from other shareholders.  WE ARE NOT ASKING YOU FOR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND A WRITTEN CONSENT.

As of July 27, 2006, the record date for the action by written consent, the Company’s authorized capitalization consisted of 65,000,000 shares of common stock, of which 3,330,551 shares were issued and outstanding and 10,000,000 shares of preferred stock, of which 35,000 shares, designated as Series C Preferred, were issued and outstanding.  Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.  Each share of Series C Preferred Stock entitles its holder to 400 votes on each matter submitted to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/Roger W. Ach, II

Roger W. Ach, II, Chief Executive Officer

Cincinnati, Ohio

August 3, 2006

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock as of July 27, 2006, for the following:

●

Each of our directors and executive officers

●

All directors and executive officers as a group, and

●

Each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock who is not an officer or director

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Roger W. Ach, II 600 Vine Street, 4th Floor Cincinnati, Ohio 45202	Common Stock	884,628[1,2]	27%
Carol A. Meinhardt 600 Vine Street, 4th Floor Cincinnati, Ohio 45202	Common Stock	320,367[3]	10%
Chicago West Pullman LLC 600 Vine Street, 4th Floor Cincinnati, Ohio 45202	Common Stock	369,088	11%
James A. Stern 65 E 55th Street New York, NY 10022	Common Stock	217,608[4]	7%
Roger W. Ach, II Family Trust U/t/a/dated May 31, 2002 600 Vine Street, 4th Floor Cincinnati, Ohio 45202	Common Stock	100,000	3%
George Blake 79 W. Belle Isle Rd. Atlanta, Georgia 30342	Common Stock	28,945	1%
Richard Coleman[5] 3445 Arnold Street Cincinnati, Ohio 45202	Common Stock	15,843

_______________________

1 The total issued and outstanding shares of Games, Inc. is 3,330,558 shares at June 30, 2006.

2 Includes 272,674 shares owned directly by Mr. Ach, 369,088 shares owned by Chicago West Pullman, LLC of which Mr. Ach is the managing member and majority owner, 222,867 shares of stock held in a deferred compensation plan, 10,000 shares owned by Janet Ach, Mr. Ach’s wife and 10,000 shares owned by Mr. Ach as the trustee of the Janice M. Meinhardt Irrevocable Trust.  Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed herein and upon a subsequent conversion or exchange of Mr. Ach's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a GameBanc Corporation, Mr. Ach will possess options to purchase 550,000 additional shares of common stock of Games, Inc.  Mr. Ach disclaims any beneficial ownership of the shares held in Roger W.  Ach, II Family Trust.

3 Includes 7,500 shares owned by Ms. Meinhardt directly, 172,867 shares that are held in a deferred compensation plan, and 100,000 shares owned by Ms. Meinhardt as the Trustee of the Roger W.  Ach, II Family Trust and 40,000 shares owned by Ms. Meinhardt as the Trustee of four separate irrevocable trusts established for the benefit of Mr. Ach's adult children.  Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and upon a subsequent conversion or exchange of Meinhardt's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a GameBanc Corporation, Ms. Meinhardt will possess options to purchase 257,500 additional shares of common stock of Games, Inc.

4 James A. Stern is Chairman of Cypress Group LLC.

5 Beneficial owner of less than 1% of the outstanding common stock.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

PURPOSE OF THE NAME CHANGE

On July 26, 2006, the stockholders holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Company’s Certificate of Incorporation, as amended, to change the Company’s name from Games, Inc. to InQBate, Inc.

Games, Inc. sole business presently is to identify companies and opportunities to which Games, Inc. can use its background in technology and customer relationship management to establish those operating entities.  Accordingly, the Board of Directors has determined that it is appropriate and in the Company’s best interest to change its name to InQBate, Inc. to better reflect its current operations and the business of Games, Inc.

EFFECT OF THE NAME CHANGE

The name change will not have any effect on the transferability of outstanding stock certificates.  Outstanding stock certificates bearing the name “Games, Inc.” will continue to be valid and represent shares of “InQBate, Inc.”  In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.  The name change will be reflected by book-entry.  For those stockholders that hold physical certificates, please do not destroy or send to us your common stock certificates.  Those certificates should be carefully preserved by you.

DISSENTER’S RIGHTS

You will not be entitled to dissenters’ rights with respect to the name change.

EFFECTIVE DATE OF THE NAME CHANGE

Under applicable federal securities laws, the name change cannot be effective until at least 20 calendar days after this information statement is first mailed to stockholders.  The name change will become effective when the Certificate of Amendment to the Company’s Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.  The Company intends to file the Certificate of Amendment to the Company’s Certificate of Incorporation on or about August 24, 2006, 20 days after the mailing of this information statement.

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